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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of The Warnaco Group, Inc. of our report dated February 18, 1997 appearing on page F-1 of The Warnaco Group, Inc.'s Annual Report on Form 10-K for the year ended January 4, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading 'Experts' in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

New York, New York
November 13, 1997



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